CorEnergy Declares Common and Preferred Dividends, Schedules Results Release for Third Quarter 2020

KANSAS CITY, Mo.- October 27, 2020 - CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") announced today that its Board of Directors declared a third quarter 2020 dividend of $0.05 per share for its common stock, consistent with the preceding quarter. The dividend is payable on November 30, 2020, to shareholders of record on November 16, 2020.
The Board of Directors also declared a cash dividend of $0.4609375 per depositary share for the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock. The preferred stock dividend, which equates to an annual dividend payment of $1.84375 per depositary share, is payable on November 30, 2020, to shareholders of record on November 16, 2020.
Dave Schulte, Chairman and Chief Executive Officer, said: “We have invested time, energy and resources in diligence and negotiation toward our goal of acquiring new assets. While we would like to provide additional updates, these efforts require careful evaluation, patience and limited public communication until such time as we can announce the outcomes to our stockholders. We are also working to address the rent due at our GIGS asset, although those efforts were slowed by events in the quarter, including multiple hurricanes and related shut-ins. Based upon our efforts to date, the board has again supported management's recommendation to pay the regular preferred dividend and a common dividend of $0.05 in the third quarter.”
Common stock dividends will be paid entirely in cash, pending the Company's DRIP registration statement being available, as described in our periodic SEC filings.
Third Quarter 2020 Results Release Date
The Company also announced today that it will report earnings results for its third quarter, ended September 30, 2020, on November 2, 2020.
CorEnergy will host a conference call on Tuesday, November 3, 2020, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at +1-201-689-8035 at least five minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.
A replay of the call will be available until 1:00 p.m. Central Time on December 3, 2020, by dialing +1-919-882-2331. The Conference ID is 58666. A replay of the conference call will also be available on the Company’s website.
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns critical energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases and from long term customer contracts. For more information, please visit corenergy.reit.
Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Debbie Hagen or Matt Kreps
877-699-CORR (2677)
info@corenergy.reit

Source: CorEnergy Infrastructure Trust, Inc.
1100 Walnut Street, Suite 3350, Kansas City, MO 64106 Main:816-875-3705  | Fax:816-875-5875  | corenergy.reit